As filed with the Securities and Exchange Commission on March 28, 2002
                                          Registration Statement No. 333-
------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                     ------------------------------------

                        FORM S-8 REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933

                     ------------------------------------

                       MORGAN STANLEY DEAN WITTER & CO.
            (Exact name of registrant as specified in its charter)

                  Delaware                                                       36-3145972
                  --------                                                       ----------
(State or other jurisdiction of incorporation or organization)               (IRS Employer Identification Number)

                                 1585 Broadway
                           New York, New York 10036
                           ------------------------
         (Address of principal executive offices, including zip code)

                  DIRECTORS' EQUITY CAPITAL ACCUMULATION PLAN
                           (Full title of the plan)

                               Ronald T. Carman
                        Assistant Secretary and Counsel
                       Morgan Stanley Dean Witter & Co.
                                 1585 Broadway
                           New York, New York 10036
                                (212) 761-4000
           (Name, address and telephone number of agent for service)

                                               Calculation of Registration Fee
------------------------------------ ------------------ -------------------------- ------------------------- ------------------
                                                            Proposed Maximum
     Title of Securities to be         Amount to be        Offering Price Per          Proposed Maximum          Amount of
            Registered                 Registered(1)            Share(2)           Aggregate Offering Price  Registration Fee
------------------------------------ ------------------ -------------------------- ------------------------- ------------------
Common Stock, par                       1,000,000              $55.57                    $55,570,000             $5,112.44
value $.01 per share(3)                   shares
------------------------------------ ------------------ -------------------------- ------------------------- ------------------

(1) There are also registered hereby such indeterminate number of shares of Common Stock as may become issuable by reason of the anti-dilution provisions of the plan. No additional registration fee is included for these shares.

(2) Estimated pursuant to Rule 457(h) solely for purposes of calculating the amount of the registration fee based upon the average of the high and low prices reported for the shares on the New York Stock Exchange on March 25, 2002.

(3) This Registration Statement also covers the associated preferred stock purchase rights (the "Rights") issued pursuant to a Rights Agreement, dated as of April 25, 1995, amended as of February 4, 1997 and as of June 15, 1999, between the Registrant and JPMorgan Chase Bank, as Rights Agent. Prior to the occurrence of certain events, the Rights will not be exercisable or evidenced separately from the Registrant's Common Stock.

                                    PART I
             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The documents containing information specified in Part I (plan information and registrant information) will be sent or given to directors as specified by Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission (the "Commission") either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of this form taken together constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933.


                                    PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.


Morgan Stanley Dean Witter & Co. (the "Registrant") hereby incorporates the following documents herein by reference:

(a) the Registrant's Annual Report on Form 10-K for the fiscal year ended November 30, 2001;

(b) the Registrant's Current Reports on Form 8-K dated December 19, 2001 and March 26, 2002;

(c) the description of the Registrant's common stock, par value $0.01 per share (the "Common Stock"), contained in the Registrant's Registration Statement on Form 10 filed with the Commission pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on January 15, 1993, as amended by the description contained in the Registrant's Forms 8 dated February 11, February 21 and February 22, 1993;

(d) the description of the Registrant's Shareholder Rights Plan (the "Rights Agreement") contained in the Registrant's Registration Statement on Form 8-A filed with the Commission pursuant to Section 12 of the Exchange Act and dated April 25, 1995, as amended by Form 8-A/A dated May 4, 1995 and June 29, 1999;

(e) Amendment, dated February 4, 1997, to the Rights Agreement (incorporated by reference to Exhibit 4.1 to the Registrant's Current Report on Form 8-K dated February 4, 1997); and

(f) Second Amendment, dated June 15, 1999, to the Rights Agreement (incorporated by reference to Exhibit 4.1 to the Registrant's Current Report on Form 8-K dated June 15, 1999).

All documents subsequently filed by the Registrant pursuant to Section 13(a),
Section 13(c), Section 14 and Section 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated herein by reference from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

         Not required.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         Article VIII of the Amended and Restated Certificate of Incorporation of the Registrant ("Certificate of Incorporation") and Section 6.07 of the Amended and Restated By-Laws of the Registrant ("By-Laws"), each as amended to date, provide for the indemnification of the Registrant's directors and officers. The Certificate of Incorporation provides that any person who is or was a director or officer of the Registrant shall be indemnified by the Registrant to the fullest extent permitted from time to time by applicable law. In addition, the By-Laws provide that each person who was or is made a party or is threatened to be made a party to or is involved in any matter in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she or a person of whom he or she is the legal representative is or was a director or officer of the Registrant or a director or elected officer of a corporation, a majority of the capital stock (other than directors' qualifying shares) of which is owned directly or indirectly by the Registrant (a "Subsidiary"), shall be indemnified and held harmless by the Registrant to the fullest extent permitted by applicable law. The right to indemnification under the By-Laws includes the right to be paid the expenses incurred in connection with any proceeding in advance of its final disposition upon receipt (unless the Registrant upon authorization of the Board of Directors waives said requirement to the extent permitted by applicable law) of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Registrant.

         The Registrant's By-Laws also provide that the Registrant may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification, and rights to be paid by the Registrant the expenses incurred in defending any proceeding in advance of its final disposition, to any person who is or was an employee or agent (other than a director or officer) of the Registrant or a Subsidiary and to any person who is or was serving at the request of the Registrant or a Subsidiary as a director, officer, partner, member, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by the Registrant or a Subsidiary, to the same scope and effect as the foregoing indemnification of directors and officers of the Registrant.

         Under the By-Laws, the Registrant has the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, partner, member, employee or agent of the Registrant or Subsidiary, or of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, against any expense, liability or loss whether or not the Registrant or a Subsidiary would have the power to indemnify that person against such expense, liability or loss under the provisions of applicable law.

         The Registrant has in effect insurance policies in the amount of $125 million for general officers' and directors' liability insurance and $25 million for fiduciary liability insurance covering all of the Registrant's directors and officers in certain instances where by law they may not be indemnified by the Registrant.

Item 7.  Exemption From Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         The following exhibits are filed as part of this Registration
Statement:

4.1 Directors' Equity Capital Accumulation Plan (as amended and restated January 1, 2002). Filed as Exhibit 10.21 to the Registrant's Annual Report on Form 10-K for the fiscal year ended November 30, 2001 and incorporated herein by reference.
4.2 Amended and Restated Certificate of Incorporation, as amended to date. Filed as Exhibit 3.1 to the Registrant's Annual Report on Form 10-K for the year ended November 30, 2001 and incorporated herein by reference.
4.3 Amended and Restated By-Laws. Filed as Exhibit 3.2 to the Registrant's Annual Report on Form 10-K for the year ended November 30, 2001 and incorporated herein by reference.
4.4 Rights Agreement dated as of April 25, 1995 between the Registrant and Chemical Bank, as rights agent, which includes as Exhibit B thereto the Form of Rights Certificate. Filed as Exhibit 1 to the Registrant's Registration Statement on Form 8-A dated April 25, 1995 and incorporated by reference herein.
4.5 Amendment dated as of February 4, 1997 to the Rights Agreement between the Registrant and JPMorgan Chase Bank (formerly Chemical
         Bank), as rights agent. Filed as Exhibit 4.1 to the Registrant's Current Report on Form 8-K dated February 4, 1997 and incorporated herein by reference.
4.6 Second Amendment, dated June 15, 1999, to the Rights Agreement between the Registrant and JPMorgan Chase Bank (formerly The Chase Manhattan Bank) as rights agent. Filed as Exhibit 4.1 to the Registrant's Current Report on Form 8-K dated June 15, 1999 and incorporated herein by reference.
5.1      Opinion of Sidley Austin Brown & Wood LLP.
23.1     Consent of Deloitte & Touche LLP.
23.2     Consent of Sidley Austin Brown & Wood LLP (included as part of
         Exhibit 5.1).
24.1 Powers of Attorney (included in Part II of the Registration Statement under the caption "Signatures").

Item 9.  Undertakings.


(a)      The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the high or low end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         provided, however, that paragraphs (a)(1)(i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement;

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by a final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing this Registration Statement on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of New York, State of New York, on this 28th day of March, 2002.

                           MORGAN STANLEY DEAN WITTER & CO.
                           (Registrant)

                           By:        /s/  Philip J. Purcell
                                 --------------------------------------------
                           Name:       Philip J. Purcell
                           Title:      Chairman of the Board and
                                                 Chief Executive Officer

                               POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below hereby constitutes and appoints Donald G. Kempf, Jr., Ronald T. Carman, Martin M. Cohen and William J. O'Shaughnessy, Jr. and each of them singly, his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement (any of which amendments may make such changes and additions to this Registration Statement as such attorneys-in-fact may deem necessary or appropriate) and to file the same, with all exhibits thereto, and any other documents that may be required in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

        PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON THIS 28TH DAY OF MARCH, 2002.

                           Signature                                                        Title
                           ---------                                                        -----

                 /s/  Philip J. Purcell                                           Chairman of the Board and
----------------------------------------------------------                        Chief Executive Officer
                      Philip J. Purcell

                 /s/  Robert G. Scott                                         President, Chief Operating Officer
----------------------------------------------------------                              and Director
                      Robert G. Scott

                 /s/  Stephen S. Crawford                                     Executive Vice President and Chief
----------------------------------------------------------             Financial Officer (Principal Financial Officer)
                      Stephen S. Crawford

                 /s/  Joanne Pace                                                         Controller
----------------------------------------------------------                      (Principal Accounting Officer)
                      Joanne Pace


                 /s/  Robert P. Bauman                                                     Director
----------------------------------------------------------
                      Robert P. Bauman

                                                          6


                           Signature                                                        Title
                           ---------                                                        -----

                 /s/  Edward A. Brennan                                                    Director
----------------------------------------------------------
                      Edward A. Brennan

                 /s/  John E. Jacob                                                        Director
----------------------------------------------------------
                      John E. Jacob

                 /s/  C. Robert Kidder                                                     Director
----------------------------------------------------------
                      C. Robert Kidder

                 /s/  Charles F. Knight                                                    Director
----------------------------------------------------------
                      Charles F. Knight

                 /s/  John W. Madigan                                                      Director
----------------------------------------------------------
                      John W. Madigan

                 /s/  Miles L. Marsh                                                       Director
----------------------------------------------------------
                      Miles L. Marsh

                 /s/  Michael A. Miles                                                     Director
----------------------------------------------------------
                      Michael A. Miles

                 /s/  Laura D'Andrea Tyson                                                 Director
----------------------------------------------------------
                      Laura D'Andrea Tyson

                                 EXHIBIT INDEX

  Exhibit
  Number
  -------

4.1 Directors' Equity Capital Accumulation Plan (as amended and restated January 1, 2002). Filed as Exhibit 10.21 to the Registrant's Annual Report on Form 10-K for the fiscal year ended November 30, 2001 and incorporated herein by reference.
4.2 Amended and Restated Certificate of Incorporation, as amended to date. Filed as Exhibit 3.1 to the Registrant's Annual Report on Form 10-K for the year ended November 30, 2001 and incorporated herein by reference.
4.3 Amended and Restated By-Laws. Filed as Exhibit 3.2 to the Registrant's Annual Report on Form 10-K for the year ended November 30, 2001 and incorporated herein by reference.
4.4 Rights Agreement dated as of April 25, 1995 between the Registrant and Chemical Bank, as rights agent, which includes as Exhibit B thereto the Form of Rights Certificate. Filed as Exhibit 1 to the Registrant's Registration Statement on Form 8-A dated April 25, 1995 and incorporated by reference herein.
4.5 Amendment dated as of February 4, 1997 to the Rights Agreement between the Registrant and The Chase Manhattan Bank (as successor to Chemical Bank), as rights agent. Filed as Exhibit 4.1 to the Registrant's Current Report on Form 8-K dated February 4, 1997 and incorporated herein by reference.
4.6 Second Amendment, dated June 15, 1999, to the Rights Agreement between the Registrant and JPMorgan Chase Bank (as successor to The Chase Manhattan Bank) as rights agent. Filed as Exhibit 4.1 to the Registrant's Current Report on Form 8-K dated June 15, 1999 and incorporated herein by reference.
5.1      Opinion of Sidley Austin Brown & Wood LLP.
23.1     Consent of Deloitte & Touche LLP.
23.2     Consent of Sidley Austin Brown & Wood LLP (included as part of
         Exhibit 5.1).
24.1 Powers of Attorney (included in Part II of the Registration Statement under the caption "Signatures").

                                     E-1